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                                                                               .
                                                                               .
                                                                               .

                                CONTRACT SCHEDULE

OWNER:  [John Doe]                                             SEX:     [M]     AGE AT ISSUE:  [35]

JOINT OWNER:  [Jane Doe]                                       SEX:     [F]     AGE AT ISSUE: [35]

ANNUITANT:  [John Doe]                                         SEX:     [M]     AGE AT ISSUE: [35]

CONTRACT NUMBER:  [12345678]                                   ISSUE DATE:  [February 15, 2005]

PLAN TYPE:  [Qualified, IRA, Non-Qualified, SIMPLE IRA,        MATURITY DATE: [February 15, 2060]
            SEP, ROTH IRA]

PRODUCT CLASS:  [Bonus, Standard, C, L, or P Class]

PURCHASE PAYMENT:  [$ 100,000.00]

[MAXIMUM DISABILITY WAIVER ATTAINED AGE:  65

MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE:  80

MAXIMUM NURSING HOME OR HOME HOSPITAL CONFINMENT RIDER ISSUE AGE:  80]

PURCHASE PAYMENTS:  [No payment can be made within 9 years of the Maturity Date.
                    For joint owner contracts, no payment can be made after the older contract owner reaches age 86. We reserve the right to reject any Purchase Payment.]

     MINIMUM SUBSEQUENT
     PURCHASE PAYMENT:  [$500.00. However, for IRAs, SEPs, SIMPLE IRAs and Roth
                        IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase Payment of at least $50 once in every 24 month period. We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.]

     MAXIMUM TOTAL
     PURCHASE PAYMENTS: [$1,000,000.00], without our prior approval.

     [PURCHASE PAYMENT
     CREDITS: [4%] of each Purchase Payment for cumulative Purchase Payments received during the first Contract Year.]

MINIMUM CONTRACT VALUE:    [$2,000.00]

BENEFICIARY:               [As designated by you as of the Issue Date unless
                           changed in accordance with the Contract provisions.]

PRODUCT CHARGES:
     SEPARATE ACCOUNT:     We assess certain daily charges equal to 1/365 of
                           the percentages set out below of the average daily net asset value of each Subaccount of the Separate
                           Account:

                           Asset-Based Insurance Charge:
                                All Subaccounts:                [1.95%]
                                We reserve the right to impose an increased
                                Asset-Based Insurance Charge on Subaccounts that we may add to the Contract at any future date. The increase will not be greater than 0.25% basis points more than the Asset-Based Insurance Charge shown above for All Subaccounts.

                           [Earnings Preservation Benefit Rider Charge:  0.25%]]

CONTRACT ADMINISTRATIVE FEE:    [The Contract Administrative Fee is [$30.00]
                                each Contract Year. During the Accumulation
                                Period, on the Contract Anniversary the full
                                Contract Administrative Fee is deducted from each applicable Subaccount in the ratio that the Contract Value in the Subaccount bears to the total Contract Value in the Separate Account. On the Annuity Calculation Date, a pro-rata portion of the Contract Administrative Fee for the applicable portion of the Contract Year will be deducted from the Contract Value as described above. However, if your Contract Value on the last day of the Contract Year or on the Annuity
                                Calculation Date is at least [$50,000.00], then no Contract Administrative Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Contract
                                Administrative Fee will be deducted at the time of the total withdrawal regardless of your Contract Value. We reserve the right to deduct the Contract Administrative Fee during the Annuity Period.]



[GMAB RIDER SPECIFICATIONS

       GMAB RIDER EFFECTIVE DATE:   [February 15, 2005]


             RIDER MATURITY DATE:   [MetLife Defensive Strategy Portfolio:
                                    Contract anniversary that is 7 Years from
                                    the later of the GMAB Rider Effective Date
                                    or the most recent Optional Reset Date
                                    MetLife Moderate Strategy Portfolio:
                                    Contract anniversary that is 8 Years from
                                    the later of the GMAB Rider Effective Date
                                    or the most recent Optional Reset Date
                                    MetLife Balanced Strategy Portfolio:
                                    Contract anniversary that is 9 Years from
                                    the later of the GMAB Rider Effective Date
                                    or the most recent Optional Reset Date
                                    MetLife Growth Strategy Portfolio: Contract
                                    anniversary that is 10 Years from the later
                                    of the GMAB Rider Effective Date or the most
                                    recent Optional Reset Date ]

               ADJUSTMENT FACTOR:   [100%]

         GMAB ELIGIBILITY PERIOD:   [120 days]

              ANNUAL GROWTH RATE:   [MetLife Defensive Strategy Portfolio: 2%
                                    MetLife Moderate Strategy Portfolio: 1.5%
                                    MetLife Balanced Strategy Portfolio: 1%
                                    MetLife Growth Strategy Portfolio: 0%]

  MAXIMUM GUARANTEED ACCUMULATION
                          AMOUNT:   [$5,000,000]

                   GMAB FEE RATE:   [0.75%]

                GMAB SUBACCOUNTS:   [MetLife Defensive Strategy Portfolio,
                                    MetLife Moderate Strategy Portfolio, MetLife
                                    Balanced Strategy Portfolio, MetLife Growth
                                    Strategy Portfolio]

  GMAB FIRST OPTIONAL RESET DATE:   [February 15, 2006]

      GMAB OPTIONAL RESET WAITING
                          PERIOD:   [One Year]

      MAXIMUM OPTIONAL RESET AGE:   [Owner or oldest Joint Owner's (or annuitant
                                    if owner is a non-natural person) 85th
                                    birthday]

   MAXIMUM OPTIONAL RESET CHARGE:   [1.50%]

 GMAB CANCELLATION WINDOW PERIOD:   [90-day window after the 5th anniversary of
                                    GMAB election]]



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

[GMIB RIDER SPECIFICATIONS:         GMIB-Plus
                                    ---------

       GMIB RIDER EFFECTIVE DATE:   [February 15, 2005]

               GMIB RIDER CHARGE:   [0.75%]

    GMIB PAYMENT ADJUSTMENT FACTOR: [100%]

                  GMIB INCOME DATE: [February 15, 2015]

                         GMIB RIDER [Contract Anniversary on or following the
                   TERMINATION DATE:Owner's (or oldest Joint Owner's or
                                    Annuitant's if owner is a non-natural
                                    person) 85th birthday]

                 LAST STEP-UP DATE: [Owner's (or oldest Joint Owner's or
                                    Annuitant's if owner is a non-natural
                                    person) 81st birthday]

                    ANNUAL INCREASE
                 ACCUMULATION RATE: [5%]

                   ANNUITY OPTIONS: (a) [Life Annuity with 10 Years of Annuity
                                        Payments Guaranteed. If you choose to
                                        start the Annuity Option after age 79,
                                        the year of the Guarantee Period
                                        component of the Annuity Option is
                                        reduced to: 9 years at age 80; 8 years
                                        at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and 85.

                                    (b) Joint and Last Survivor Annuity with 10
                                        Years of Annuity Payments Guaranteed.]

                  DOLLAR-FOR-DOLLAR
             WITHDRAWAL PERCENTAGE: [5.00%]

       BASIS OF GMIB ANNUITY TABLE: [The GMIB Annuity Tables are based on the
                                    Annuity 2000 Mortality Table with 7-year age setback with interest at 2.50%.]]

  GUARANTEED PRINCIPAL OPTION FIRST
                     EXERCISE DATE: [February 15, 2015]

    GMIB FIRST OPTIONAL RESET DATE: [February 15, 2008]

GMIB OPTIONAL RESET WAITING PERIOD: [3 years]

        MAXIMUM OPTIONAL RESET AGE: [75]

   OPTIONAL RESET GMIB INCOME DATE: [10th Contract Anniversary following the date the most recent GMIB Optional took
                                    effect]

     MAXIMUM OPTIONAL RESET CHARGE: [1.50%]

ALLOCATIONS AND TRANSFERS LIMITED
 TO THE FOLLOWING GMIB SUBACCOUNTS: [Metlife Defensive Strategy Portfolio,
                                    Metlife Moderate Strategy Portfolio, Metlife
                                    Balanced Strategy Portfolio, Metlife Growth
                                    Strategy Portfolio]]

[GMIB RIDER SPECIFICATIONS:

         GMIB RIDER EFFECTIVE DATE: [February 15, 2005]

                 GMIB RIDER CHARGE: [0.50%]

     GMIB PAYMENT ADJUSTMENT FACTOR [100%]


                  GMIB INCOME DATE: [February 15, 2015]

                         GMIB RIDER [Contract Anniversary on or following the
                  TERMINATION DATE: Owner's (or oldest Joint Owner's) 85th
                                    birthday]

                 LAST STEP-UP DATE: [Owner's (or oldest Joint Owner's) 81st birthday]

                    ANNUAL INCREASE
                 ACCUMULATION RATE: [5%]

                   ANNUITY OPTIONS: (a)  [Life Annuity with 10 Years of
                                         Annuity Payments Guaranteed. If you
                                         choose to start the Annuity Option
                                         after age 79, the year of the Guarantee
                                         Period component of the Annuity Option
                                         is reduced to: 9 years at age 80; 8
                                         years at age 81; 7 years at age 82; 6
                                         years at age 83; 5 years at ages 84 and
                                         85.

                                    (b)  Joint and Last Survivor Annuity with 10
                                         Years of Annuity Payments Guaranteed.]

                  DOLLAR-FOR-DOLLAR
             WITHDRAWAL PERCENTAGE: [5.00%]

       BASIS OF GMIB ANNUITY TABLE: [The GMIB Annuity Tables are based on the
                                    Annuity 2000 Mortality Table with 7-year age setback with interest at 2.5%.]]

[GUARANTEED WITHDRAWAL BENEFIT RIDER (GWB) SPECIFICATIONS:

GWB EFFECTIVE DATE:                 [February 15, 2005]

INITIAL BENEFIT BASE:               [$100,000.00]

GWB FEE RATE:                       [0.50%]

GWB BONUS AMOUNT:                   [5% for all purchase payments, 0.00% for resets ]

GWB WITHDRAWAL RATE:                [7.00%]

GWB MAXIMUM BENEFIT BASE:           [$1,000,000.00]

GWB AUTOMATIC RESET DATE:           [February 15, 2010]

GWB FIRST OPTIONAL RESET DATE:      [February 15, 2015]

GWB OPTIONAL RESET WAITING PERIOD:  [5 years]

MAXIMUM RESET AGE:                  [85 years]

MAXIMUM OPTIONAL RESET FEE RATE:    [0.95%]

GWB OPTIONAL RESET WINDOW PERIOD:   [30-day period ending on the day prior to the eligible Contract Anniversary]

GWB CANCELLATION WINDOW PERIOD:     [30-day period on the 7th Contract Anniversary]

SUBACOUNTS NOT AVAILABLE WITH GWB   [PIMCO Total Return Division, Scudder Global Equity Division, Janus Aggressive Growth
RIDER                               Division]]

SEPARATE ACCOUNT: [New England Variable Annuity Separate Account]

TRANSFER REQUIREMENTS:
[NUMBER PERMITTED: We reserve the right to limit the number of transfers per Contract Year up to a maximum of [12] (excluding transfers resulting from our Pre-scheduled Transfer Programs).

Subject to the issuance of a Fixed Account Rider, during the Accumulation Period you may make transfers into the Fixed Account from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above. There maybe further limitations on transfers from the Fixed Account to the Subaccounts and transfers from the Subaccounts to the Fixed Account as set forth in the Fixed Account Rider.

During the Annuity Period, you can only make transfers among the Subaccounts.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer Programs) we reserve the right to deduct a Transfer Fee of up to [$25] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount or Fixed Account from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is [$500.00], or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer Programs).]


WITHDRAWALS:

WITHDRAWAL CHARGE: [A Withdrawal Charge is assessed against Purchase Payments withdrawn or applied under certain Annuity Options. The Withdrawal Charge is calculated at the time of each withdrawal or at the Annuity Calculation Date for certain Annuity Options to determine the Adjusted Contract Value. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract/applied to an Annuity Option in the following order:

1. Earnings in the Contract (Earnings are equal to your Contract Value less Purchase Payments not previously withdrawn); and then
2.   The Free Withdrawal Amount described below, if any; then
3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

          Withdrawal Charges are determined in accordance with the following schedule:

                               WITHDRAWAL CHARGES

           NUMBER OF COMPLETE YEARS
           FROM RECEIPT OF PURCHASE PAYMENT                      % CHARGE
           --------------------------------                      --------
                          [0                                            9
                           1                                            8
                           2                                            8
                           3                                            7
                           4                                            6
                           5                                            5
                           6                                            4
                           7                                            2
                           8                                            2
                   9 and thereafter                                    0]]


No charge will be deducted in the event of:
1.   Maturity of the Contract; or
2.   Payment of the Death Proceeds; or
3. Selection of an Annuity Option, if applied: for a period of at least 15 years to the Income for Specified Number of Years Option or to the Annuity Payment to Age 100 Option; or to the Life Income Option; or to the Life Income for Two Lives Option. If the Withdrawal Charge was waived when applied to the Annuity Option, the commuted value will be reduced by a portion of the Withdrawal Charge that was waived. The amount deducted from the commuted value will equal: (a) the Withdrawal Charge that was waived; MULTIPLIED BY (b) the number of whole months remaining from the date of the commutation until the date when the Withdrawal Charge would be zero; DIVIDED BY the number of whole months that were remaining when the withdrawal proceeds were applied to the Annuity Option until the date when the Withdrawal Charge would be zero.
4.   Any waiver included subject to the issuance of a Rider.

[FREE WITHDRAWAL AMOUNT: [Each Contract Year after the first, you can make a withdrawal of a portion of your Contract Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This amount is non-cumulative.

A Withdrawal Charge will not be assessed against earnings withdrawn from your Contract. The earnings are equal to the Contract Value minus the remaining Purchase Payments in your Contract.

A Withdrawal Charge will not be assessed against any withdrawal that is part of a monthly systematic withdrawal program in which the monthly withdrawal amount does not exceed 1/12 of 10% of total Purchase Payments.]]

MINIMUM PARTIAL WITHDRAWAL:  [$500], or your entire interest in the Fixed
                             Account or Subaccount

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL:  [$2,000]]



ANNUITY OPTION INFORMATION:
1. [The Maturity Date must be the first day of a calendar month. Unless otherwise designated by you, the Maturity Date will be no later than the first day of the calendar month following the Annuitant's 95th birthday or ten years from the Issue Date.

2.   The Annuity Date must not be less than 30 days from the Issue Date.

3. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.50%.

4.   For Fixed Annuity Payments, the Fixed Annuity Tables are based on the
`    Annuity 2000 Mortality Table with 7-year setback with interest at [3%]]


[FIXED ACCOUNT:

         INITIAL INTEREST RATE:              INITIAL GUARANTEE PERIOD EXPIRES:
                  [4.60%]                             [02/15/02]]
         [Allocations to the Fixed Account not currently available]

         MINIMUM GUARANTEED INTEREST RATE:  [2.150%] annually

INITIAL EDCA PERIOD:  12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [8.00%]
INITIAL EDCA PERIOD:  6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [6.00%]]

ADMINISTRATIVE OFFICE:
New England Life Insurance Company
[P.O. Box 14594
Des Moines, IA  50306-0366
(800) 777-5897]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:
[Fixed Account Rider for Variable Annuity
Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Death Benefit Rider (Return of Purchase Payments)
Death Benefit Rider (Greater of Annual Step-up or 5% Annual Increase) Death Benefit Rider (Annual Step-up)
Guaranteed Minimum Income Benefit Rider (Living Benefit)
Guaranteed Withdrawal Benefit Rider
Gauranteed Minimum Accumulation Benefit Rider
Additional Death Benefit Rider (Earnings Preservation Benefit)
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Waiver of Withdrawal Charge for Disability Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
SIMPLE Individual Retirement Annuity Endorsement
401 Plan Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement]